                                                                    EXHIBIT 4(N)

            ------------------------------------------------------------



                               GUARANTEE AGREEMENT

                                     between

                           ALUMINUM COMPANY OF AMERICA

                                       and

                          THE CHASE MANHATTAN BANK


                     Relating to the Preferred Securities of

                                  ALCOA TRUST I


                             Dated as of ____,19__


             ------------------------------------------------------------

                             CROSS REFERENCE TABLE*

Section of Trust                                                                           Section of
Indenture Act of                                                                            Guarantee
1939, as amended                                                                            Agreement
310(a).........................................................................................4.1(a)
310(b)....................................................................................4.1(c), 2.8
310(c)...................................................................................Inapplicable
311(a).........................................................................................2.2(b)
311(b).........................................................................................2.2(b)
311(c)...................................................................................Inapplicable
312(a).........................................................................................2.2(a)
312(b).........................................................................................2.2(b)
313...............................................................................................2.3
314(a)............................................................................................2.4
314(b)...................................................................................Inapplicable
314(c)............................................................................................2.5
314(d)...................................................................................Inapplicable
314(e)..................................................................................1.1, 2.5, 3.2
314(f)............................................................................................3.2
315(a).........................................................................................3.1(d)
315(b)............................................................................................2.7
315(c)............................................................................................3.1
315(d).........................................................................................3.1(d)
316(a)..................................................................................1.1, 2.6, 5.4
316(b)............................................................................................5.3
317(a)...................................................................................Inapplicable
317(b)...................................................................................Inapplicable
318(a).........................................................................................2.1(b)
318(b).........................................................................................2.1(b)
318(c).........................................................................................2.1(a)

________
* This Cross-Reference Table does not constitute part of the Guarantee Agreement and shall not affect the interpretation of any of its terms or provisions.

                                TABLE OF CONTENTS
                                -----------------

ARTICLE I
         DEFINITIONS............................................................................    2
                           SECTION 1.1  Definitions.............................................    2

ARTICLE II
         TRUST INDENTURE ACT....................................................................    5
                           SECTION 2.1  Trust Indenture Act; Application........................    6
                           SECTION 2.2  List of Holders.........................................    6
                           SECTION 2.3  Reports by the Guarantee Trustee........................    6
                           SECTION 2.4  Periodic Reports to Guarantee Trustee...................    6
                           SECTION 2.5  Evidence of Compliance with Conditions
                  Precedent.....................................................................    7
                           SECTION 2.6  Events of Default; Waiver...............................    7
                           SECTION 2.7  Event of Default; Notice................................    7
                           SECTION 2.8  Conflicting Interests...................................    7

ARTICLE III
         POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE....................................     8
                           SECTION 3.1  Powers and Duties of the Guarantee Trustee
                   .............................................................................    8
                           SECTION 3.2  Certain Rights of Guarantee Trustee.....................    9
                           SECTION 3.3  Indemnity...............................................   11

ARTICLE IV
         GUARANTEE TRUSTEE.....................................................................    12
                           SECTION 4.1  Guarantee Trustee; Eligibility.........................    12
                           SECTION 4.2  Appointment, Removal and Resignation of the
                  Guarantee Trustee............................................................    12

ARTICLE V
         GUARANTEE.............................................................................    13
                           SECTION 5.1  Guarantee..............................................    13
                           SECTION 5.2  Waiver of Notice and Demand............................    13
                           SECTION 5.3  Obligations Not Affected...............................    14


                           SECTION 5.4  Rights of Holders......................................    15
                           SECTION 5.5  Guarantee of Payment...................................    15
                           SECTION 5.6  Subrogation............................................    15
                           SECTION 5.7  Independent Obligations................................    16
                           SECTION 5.8  Subordination..........................................    16

ARTICLE VI
         COVENANTS.............................................................................    16
                           SECTION 6.1  Certain Covenants of the Guarantor.....................    16

ARTICLE VII
         TERMINATION...........................................................................    18
                           SECTION 7.1  Termination............................................    18

ARTICLE VIII
         SUBORDINATION OF GUARANTEE............................................................    18
                           SECTION 8.1  Guarantee Subordinate to Guarantor Senior
                  Debt.........................................................................    18
                           SECTION 8.2  Payment Over of Proceeds Upon Dissolution,
                  Etc..........................................................................    18
                           SECTION 8.3  No Payment When Guarantor Senior Debt in
                  Default......................................................................    19
                           SECTION 8.4  Guarantee Trustee to Effectuate Subordination
                   ............................................................................    20
                           SECTION 8.5  No Waiver of Subordination Provisions..................    20
                           SECTION 8.6  Notice to Guarantee Trustee............................    20
                           SECTION 8.7  Reliance on Judicial Order or Certificate of
                  Liquidating Agent............................................................    21
                           SECTION 8.8  Guarantee Trustee Not Fiduciary for Holders
                  of Guarantor Senior Debt.....................................................    21
                           SECTION 8.9  Rights of Guarantee Trustee as Holder of
                  Guarantor Senior Debt; Preservation of Guarantee Trustee's Rights
                   ............................................................................    21
                           SECTION 8.10  Certain Conversions or Exchanges Deemed
                  Payment......................................................................    21

ARTICLE IX
         MISCELLANEOUS.........................................................................  22
                           SECTION 9.1  Successors and Assigns.................................  22
                           SECTION 9.2  Amendments.............................................  22
                           SECTION 9.3  Notices................................................  22
                           SECTION 9.4  Benefit................................................  23
                           SECTION 9.5  Interpretation.........................................  23
                           SECTION 9.6  Governing Law..........................................  24

                              GUARANTEE AGREEMENT


          This GUARANTEE AGREEMENT, dated as of _______, 19__, is executed and delivered by ALUMINUM COMPANY OF AMERICA, a Pennsylvania corporation (the "Guarantor") and THE CHASE MANHATTAN BANK, a corporation organized and existing under the laws of the State of New York, as trustee (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Preferred Securities (as defined herein) of Alcoa Trust I, a Delaware statutory business trust (the "Issuer").

          WHEREAS, pursuant to an Amended and Restated Trust Agreement (the "Trust Agreement"), dated as of _______, 19__, among the Trustees named therein, the Guarantor, as Depositor, and the Holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing _____________ of its _% [Convertible] Quarterly Income Preferred Securities (liquidation amount $50 per preferred security) (the "Preferred Securities") representing preferred undivided beneficial interests in the assets of the Issuer and having the terms set forth in the Trust Agreement;

          WHEREAS, the Preferred Securities will be issued by the Issuer and the proceeds thereof, together with the proceeds from the issuance of the Issuer's Common Securities (as defined below), will be used to purchase the Debentures (as defined in the Trust Agreement) of the Guarantor which will be deposited with The Chase Manhattan Bank, as Property Trustee under the Trust Agreement, as trust assets;

          WHEREAS, as incentive for the Holders to purchase Preferred Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth herein, to pay to the Holders of the Preferred Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein; and

          NOW, THEREFORE, in consideration of the purchase by each Holder of Preferred Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee Agreement for the benefit of the Holders from time to time of the Preferred Securities.

                                   ARTICLE I
                                  DEFINITIONS

          SECTION 1.1 Definitions. As used in this Guarantee Agreement, the terms set forth below shall, unless the context otherwise requires, have the following meanings. Capitalized or otherwise defined terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Trust Agreement as in effect on the date hereof.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct common control with such specified Person, provided, however, that an Affiliate of the Guarantor shall not be deemed to include the Issuer. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Common Securities" means the securities representing common beneficial interests in the assets of the Issuer.

          "Common Stock" shall mean the common stock, par value $1.00 per share, of the Guarantor.

          "Debt" means, with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; and (vi) every obligation of the type referred to in clauses (i) through (v) of another Person and all dividends of another person the payment of which, in either case, such Person has guaranteed or for which such Person is responsible or liable, directly or indirectly, as obligor or otherwise.

          "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Guarantee Agreement; provided, however, that, except with respect to a default in payment of any Guarantee Payments, no Event of Default shall be deemed to have occurred under this Guarantee Agreement unless and until the Guarantor shall have received written notice of default and shall not have cured such default within 60 days after receipt of such notice.

          "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by or on behalf of the Issuer: (i) any accumulated and unpaid Distributions (as defined in the Trust Agreement) required to be paid on the Preferred Securities, to the extent the Issuer shall have funds on hand legally available therefor at such time, (ii) the redemption price set forth in the Trust Agreement, including premium, if any, all accrued and unpaid Distributions to the date of redemption (the "Redemption Price"), with respect to the Preferred Securities called for redemption by the Issuer to the extent the Issuer shall have funds on hand legally available therefor, and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Issuer, other than in connection with the distribution of Debentures to the Holders or the redemption tion of all Preferred Securities issued by the Issuer, the lesser of (a) the aggregate of the liquidation amount of $50 per Preferred Security plus accrued and unpaid Distributions on the Preferred Securities to the date of payment to the extent the Issuer shall have funds on hand legally available to make such payment and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer (in either case, the "Liquidation Distribution").

          "Guarantee Trustee" means The Chase Manhattan Bank, until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee Agreement and thereafter means each such Successor Guarantee Trustee.

          "Guarantor Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Guarantor whether or not such claim for post-petition interest is allowed in such proceeding), on Debt of the Guarantor, whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Debentures.

          "Holder" means any holder, as registered on the books and records of the Issuer, of any Preferred Securities; provided, however, that in determining whether the holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor, the Guarantee Trustee or any Affiliate of the Guarantor or the Guarantee Trustee.

          "Indenture" means the Indenture dated as of ____,19__ with respect to the Debentures, between the Guarantor and The Chase Manhattan Bank, as trustee, as the same may be supplemented and amended from time to time.

          "List of Holders" has the meaning specified in Section 2.2 (a).

          "Majority in Liquidation Amount of the Securities" means, except as provided by the Trust Indenture Act, a vote by the Holder(s), voting separately as a class, of more than 50% of the aggregate liquidation amount of all the outstanding Preferred Securities issued by the Issuer.

          "Officers' Certificate" means, with respect to any Person, a certificate signed by (i) the Chairman, Chief Executive Officer, President or a Vice President, and by (ii) the Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary of such Person, and delivered to the Guarantee Trustee. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee Agreement shall include:

              (a) a statement that each officer signing the Officers' Certifi-cate has read the covenant or condition and the definitions relating thereto;

              (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

              (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

              (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

          "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

          "Responsible Officer" means, with respect to the Guarantee Trustee, any officer of the Guarantee Trustee with direct responsibility for the administration of this Guarantee Agreement, which may be an Executive Vice President, Senior Vice President, any First Vice President, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, any Trust Officer or Assistant Trust Officer or any other officer of the Corporate Trust Services Division of the Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

          "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.1.

          "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.


                                  ARTICLE II
                              TRUST INDENTURE ACT

          SECTION 2.1 Trust Indenture Act; Application. (a) This Guarantee Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Guarantee Agreement and shall, to the extent applicable, be governed by such provisions.

          (b) If and to the extent that any provision of this Guarantee Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

          SECTION 2.2 List of Holders. (a) The Guarantor shall furnish or cause to be furnished to the Guarantee Trustee (unless the Guarantee Trustee is acting as Securities Registrar with respect to the Debentures under the Indenture) (i) semi-annually, on or before __________ and _______ of each year, a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders ("List of Holders") as of a date not more than 15 days prior to the delivery thereof, and (ii) at such other times as the Guarantee Trustee may request in writing, within 30 days after the receipt by the Guarantor of any such request, a List of Holders as of a date not more than 15 days prior to the time such list is furnished, in each case to the extent such information is in the possession or control of the Guarantor and is not identical to a previously supplied list of Holders or has not otherwise been received by the Guarantee Trustee. Notwithstanding the foregoing, the Guarantor shall not be obligated to provide such List of Holders at any time the Preferred Securities are represented by one or more Global Securities (as defined in the Indenture). The Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

          (b) The Guarantee Trustee shall comply with its obligations under
Section 311(a), Section 311(b) and Section 312(b) of the Trust Indenture Act.

          SECTION 2.3 Reports by the Guarantee Trustee. Within 60 days of May 15 of each calendar year, the Guarantee Trustee shall provide to the Holders such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

          SECTION 2.4 Periodic Reports to Guarantee Trustee. The Guarantor shall provide to the Guarantee Trustee, the Securities and Exchange Commission and the Holders such documents, reports and information, if any, as required by
Section 314 of the Trust Indenture Act and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

          SECTION 2.5 Evidence of Compliance with Conditions Precedent. The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with such conditions precedent, if any, provided for in this Guarantee Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

          SECTION 2.6 Events of Default; Waiver. The Holders of a Majority in Liquidation Amount of the Securities may, by vote, on behalf of the Holders, waive any past default or Event of Default and its consequences. Upon such waiver, any such default or Event of Default shall cease to exist, and any default or Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent therefrom.

          SECTION 2.7 Event of Default; Notice. (a) The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders, notices of all Events of Default known to the Guarantee Trustee, unless such defaults have been cured before the giving of such notice, provided, that, except in the case of a default in the payment of a Guarantee Payment, the Guarantee Trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Guarantee Trustee in good faith deter mines that the withholding of such notice is in the interests of the Holders.

          (b) The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Guarantee Trustee shall have received written notice, or a Responsible Officer charged with the administration of the Trust Agreement shall have obtained written notice, of such Event of Default.

          SECTION 2.8 Conflicting Interests. The Trust Agreement and the Indenture shall be deemed to be specifically described in this Guarantee Agreement for the purposes of clause (i) of the first proviso contained in
Section 310(b) of the Trust Indenture Act.

                                  ARTICLE III
              POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE

          SECTION 3.1 Powers and Duties of the Guarantee Trustee. (a) This Guarantee Agreement shall be held by the Guarantee Trustee for the benefit of the Holders, and the Guarantee Trustee shall not transfer this Guarantee Agreement to any Person except a Holder exercising his or her rights pursuant to
Section 5.4(iv) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee, upon acceptance by such Successor Guarantee Trustee of its appointment hereunder, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

          (b) If an Event of Default actually known to the Responsible Officer of the Guarantee Trustee has occurred and is continuing, the Guarantee Trustee shall enforce this Guarantee Agreement for the benefit of the Holders.

          (c) The Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee Agreement, and no implied covenants shall be read into this Guarantee Agreement against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) and is actually known to the Responsible Officer of the Guarantee Trustee, the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (d) No provision of this Guarantee Agreement shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

              (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred;

                (A) the duties and obligations of the Guarantee Trustee shall be determined solely by the express provisions of this Guarantee Agreement, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee Agreement; and

                (B) in the absence of bad faith on the part of the Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee Agreement; but in the case of any such certificates or opinions that by any provision hereof or of the Trust Indenture Act are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee Agreement;

          (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

          (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in Liquidation Amount of the Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and

          (iv) no provision of this Guarantee Agreement shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee Agreement or adequate indemnity against such risk or liability is not reasonably assured to it.

          SECTION 3.2 Certain Rights of Guarantee Trustee. (a) Subject to the provisions of Section 3.1:

          (i) The Guarantee Trustee may rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, proxy, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

          (ii) Any direction or act of the Guarantor contemplated by this Guarantee Agreement shall be sufficiently evidenced by an Officers' Certificate unless otherwise prescribed herein.

          (iii) Whenever, in the administration of this Guarantee Agreement, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting to take any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate which, upon receipt of such request from the Guarantee Trustee, shall be promptly delivered by the Guarantor.

          (iv) The Guarantee Trustee may consult with legal counsel, and the written advice or opinion of such legal counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or opinion. Such legal counsel may be legal counsel to the Guarantor or any of its Affiliates and may be one of its employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee Agreement from any court of competent jurisdiction.

          (v) The Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee such adequate security and indemnity as would satisfy a reasonable person in the position of the Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided that nothing contained in this Section 3.2(a)(v) shall be taken to relieve the Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Guarantee Agreement and use the same degree of care and skill in the exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (vi) The Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

          (vii) The Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys or any Affiliate, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

          (viii) Whenever in the administration of this Guarantee Agreement the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (A) may request instructions from the Holders of a Majority in Liquidation Amount of the Securities, (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (C) shall be protected in acting in accordance with such instructions.

          (ix) Any action taken by the Guarantee Trustee or its agents hereunder shall bind the Holders, and the signature of the Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Guarantee Agreement both of which shall be conclusively evidenced by the Guarantee Trustee's or its agent's taking such action.

          (b) No provision of this Guarantee Agreement shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty to act in accordance with such power and authority.

          SECTION 3.3 Indemnity. The Guarantor agrees to indemnify the Guarantee Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Guarantee Trustee, arising out of or in connection with the acceptance or administration of this Guarantee Agreement, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Guarantee Trustee will not claim or exact any lien or charge on any Guarantee Payment as a result of any amount due to it under this Guarantee Agreement.


                                  ARTICLE IV
                               GUARANTEE TRUSTEE

          SECTION 4.1 Guarantee Trustee; Eligibility. (a) There shall at all times be a Guarantee Trustee which shall:

               (i)     not be an Affiliate of the Guarantor; and

               (ii) be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000, and shall be a corporation meeting the requirements of
     Section 310(a) of the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority, then, for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

          (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

          (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act. The Trust Agreement and the Indenture shall not be deemed to constitute conflicting interests of the Guarantee Trustee.

          SECTION 4.2 Appointment, Removal and Resignation of the Guarantee Trustee. (a) Subject to Section 4.2(b) the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

          (b) The Guarantee Trustee shall not be removed in accordance with
Section 4.2(a) until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.

          (c) The Guarantee Trustee appointed to office hereunder shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by an instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

          (d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery to the Guarantor of an instrument of resignation, the resigning Guarantee Trustee may petition, at the expense of the Guarantor, any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.

                                   ARTICLE V
                                   GUARANTEE

          SECTION 5.1 Guarantee. The Guarantor irrevocably and uncondi-tionally agrees, subject to Section 5.8 and Article 8, to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Issuer), as and when due, regardless of any defense, right of set-off or counter claim which the Issuer may have or assert other than the defense of payment. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

          SECTION 5.2 Waiver of Notice and Demand. The Guarantor hereby waives notice of acceptance of the Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Guarantee Trustee, Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

          SECTION 5.3 Obligations Not Affected. The obligations, covenants, agreements and duties of the Guarantor under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

          (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Issuer;

          (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities (other than an extension of time for payment of Distributions that results from the extension of any interest payment period on the Debentures as so provided in the Indenture);

          (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

          (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

          (e) any invalidity of, or defect or deficiency in, the Preferred Securities;

          (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

          (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

          There shall be no obligation of the Holders or the Guarantee Trustee to give notice to, or obtain the consent of, the Guarantor with respect to the happening of any of the foregoing.

          SECTION 5.4 Rights of Holders. The Guarantor expressly acknowledges that: (i) this Guarantee Agreement will be deposited with the Guarantee Trustee to be held for the benefit of the Holders; (ii) the Guarantee Trustee has the right to enforce this Guarantee Agreement on behalf of the Holders; (iii) the Holders of a Majority in Liquidation Amount of the Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee Agreement or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; (iv) any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agreement, without first instituting a legal proceeding against the Guarantee Trustee, the Issuer or any other Person; and (v) if an Event of Default with respect to the Debentures constituting the failure to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable has occurred and is continuing, then any Holder shall have the right, which is absolute and unconditional, to proceed directly against the Guarantor to obtain Guarantee Payments without first waiting to determine if the Guarantee Trustee has enforced this Guarantee Agreement or instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other Person.

          SECTION 5.5 Guarantee of Payment. This Guarantee Agreement creates a guarantee of payment and not of collection. This Guarantee Agreement will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Issuer) or upon distribution of Debentures to Holders as provided in the Trust Agreement.

          SECTION 5.6 Subrogation. The Guarantor shall be subrogated to all (if any) rights of the Holders against the Issuer in respect of any amounts paid to the Holders by the Guarantor under this Guarantee Agreement and shall have the right to waive payment by the Issuer pursuant to Section 5.1; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Guarantor Trustee for the benefit of the Holders.

          SECTION 5.7 Independent Obligations. The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Securities and that the Guarantor shall be liable as principal and debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.3 hereof.

          SECTION 5.8 Subordination. The Guarantee Agreement will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all other liabilities of the Guarantor; (ii) pari passu with the most senior preferred stock or preference stock, if any, hereafter issued by the Guarantor and with any guarantee hereafter entered into by the Guarantor in respect of any preferred or preference stock or interests of any affiliate of the Guarantor** and (iii) senior to the Guarantor's Common Stock. Each Holder of Preferred Securities, by its acceptance thereof, agrees to the subordination provisions and other terms of this Guarantee Agreement.

          If an "Event of Default" (as defined in the Indenture) has occurred and is continuing, the rights of holders of Common Securities to receive Guarantee Payments under the Common Securities Guarantee Agreement are subordinate to the rights of the Holders of Preferred Securities to receive Guarantee Payments under this Guarantee Agreement.


                                  ARTICLE VI
                                   COVENANTS

          SECTION 6.1 Certain Covenants of the Guarantor. (a) Guarantor covenants and agrees that if and so long as (i) the Issuer is the holder of all the Debentures, (ii) a Tax Event (as defined in the Trust Agreement) in respect of the Issuer has occurred and is continuing and (iii) the Guarantor has elected, and has not revoked such election, to pay Additional Sums (as defined in the Trust Agreement) in respect of the Preferred Securities and Common Securities, the Guarantor will pay to the Issuer such Additional Sums.

          (b) The Guarantor covenants and agrees that so long as any Preferred Securities remain outstanding, it will not (i) declare or pay any dividends on make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its Common Stock (other than (i) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Guarantor of its obligations under any employee benefit plan, (ii) as a result of a reclassification of the Guarantor's Common Stock or the exchange or conversion of one class or series of the Guarantor's Common Stock for another class or series of the Guarantor's Common Stock, (iii) the purchase of fractional interests in shares of the Guarantor's Common Stock pursuant to the conversion or exchange provisions of such Common Stock of the Guarantor or the security being converted or exchanged or (iv) purchases or acquisitions of shares of Common Stock to be used in connec-

_____________________

** Should we differentiate between operating subsidiaries and financing subsidiaries?

tion with acquisitions of Common Stock by shareholders pursuant to the Guarantor's dividend reinvestment plan) or make any guarantee payments with respect to the foregoing and (b) the Guarantor shall not make any payment of principal or premium, if any, on or repurchase any debt securities (including guarantees) other than at stated maturity issued by the Guarantor which rank pari passu with or junior to the Debentures if at such time (x) there shall have occurred any event of which the Guarantor has actual knowledge that (A) with the giving of notice or the lapse of time, or both, would constitute an Event of Default under this Guarantee Agreement or the Trust Agreement and (B) in respect or which the Guarantor shall not have taken reasonable steps to cure or (y) the Guarantor shall have given notice of its selection of an Extension Period (as defined in the Indenture) with respect to the Debentures and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.


          (c) The Guarantor covenants and agrees (i) to maintain directly or indirectly 100% ownership of the Common Securities, provided that certain successors which are permitted by the Indenture may succeed to the Guarantor's ownership of the Common Securities, (ii) not to voluntarily terminate, wind-up or liquidate the Issuer, except (a) in connection with a distribution of the Debentures to the holders of the Preferred Securities in liquidation of the Issuer or (b) in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement, (iii) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause the Issuer to remain classified as a grantor trust for United States Federal income tax purposes, (iv) for so long as Preferred Securities are outstanding, not to convert Debentures except pursuant to a notice of conversion delivered to the Conversion Agent (as defined in the Trust Agreement) by a Holder, (v) to maintain the reservation for issuance of the number of shares of Common Stock that would be required from time to time upon the conversion of all the Debentures then outstanding, (vi) to deliver shares of Common Stock upon an election by the Holders to convert such Preferred Securities into Common Stock and (vii) to honor all obligations relating to the conversion or exchange of the Preferred Securities into or for Common Stock or Debentures.


                                  ARTICLE VII
                                  TERMINATION

          SECTION 7.1 Termination. This Guarantee Agreement shall terminate as to each Holder with respect to the Preferred Securities of the Issuer and be of no further force and effect upon the earliest of (i) full payment of the redemption price of all Preferred Securities, (ii) distribution of the Debentures of the Guaran tor held by the Issuer to the Holders or (iii) full payment of the amounts payable in accordance with the Trust Agreement upon liquidation of the Issuer. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid under such Preferred Securities or this Guarantee Agreement.


                                  ARTICLE VII
                           SUBORDINATION OF GUARANTEE

          SECTION 8.1 Guarantee Subordinate to Guarantor Senior Debt. The Guarantor covenants and agrees, and each Holder, by its acceptance thereof, likewise covenants and agrees, that the payment of the Guarantee Payments pursuant to this Guarantee Agreement is hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash of all amounts then due and payable in respect of all Guarantor Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Guarantor Senior Debt and that no payment of the Guarantee Payments pursuant to this Guarantee Agreement may be made unless full payment of all amounts then due for principal, premium, if any, and interest then due on all Guarantor Senior Debt (by lapse of time, acceleration or otherwise) has been made or duly provided for in cash or in a manner satisfactory to the holders of such Guarantor Senior Debt.

          SECTION 8.2 Payment Over of Proceeds Upon Dissolution, Etc. Upon any distribution of the Guarantor's assets in connection with any dissolution, winding-up, liquidation or reorganization of the Guarantor, whether voluntary or involuntary, in bankruptcy, insolvency or receivership proceedings (each such event, if any, herein sometimes referred to as a "Proceeding"), or upon an assignment for the benefit of creditors or otherwise: (i) all Guarantor Senior Debt (including without limitation all interest accruing on or after the filing of any petition in bankruptcy relating to the Guarantor at the relevant contractual rate, whether or not such claim for post-petition interest is allowed in such Proceeding) must be paid in full in cash before the Holders are entitled to any payments or distributions of any kind or character on account of any Guarantee Payments pursuant to this Guarantee Agreement, and (ii) any payment or distribution of the Guarantor's assets of any kind or character, whether in cash, securities or other property, which would otherwise (but for these subordination provisions) be payable or deliverable in respect of the Guarantee Payments shall be paid or delivered directly to the holders of such Guarantor Senior Debt (or their representative or trustee) in accordance with the priorities then existing among such holders until all Guarantor Senior Debt shall have been paid in full in cash before any payment or distribution is made to the Holders.

          In the event that, notwithstanding the subordination provisions set forth herein, any payment or distribution of assets of any kind or character is made at a time when the respective payment is not permitted to be made as a result of the subordination provisions described above and before all Guarantor Senior Debt is paid in full in cash, the Guarantee Trustee or the Holders receiving such payment will be required to pay over such payment or distribution to the holders of such Guarantor Senior Debt.

          The consolidation of the Guarantor with, or the merger of the Guarantor into, another Person or the liquidation or dissolution of the Guarantor following the sale of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in Article VIII of the Indenture shall not be deemed a Proceeding for the purposes of this Section if the Person formed by such consolidation or into which the Guarantor is merged or the Person which acquires by sale such properties and assets as an entirety, as the case may be, shall, as a part of such consolidation, merger, or sale comply with the conditions set forth in
Article 8.

          SECTION 8.3 No Payment When Guarantor Senior Debt in Default. In the event and during the continuation of any default in the payment of principal of (or premium, if any) or interest on, or any other amounts owing with respect to, any Guarantor Senior Debt when the same becomes due and payable or in the event any judicial proceeding shall be pending with respect to any such default, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no payment or distribution of any kind or character, whether in cash or properties shall be made by the Guarantor on account of any Guarantee Payment.

          The Guarantor shall give prompt written notice to the Guarantee Trustee of any default in payment of principal of or interest on any Guarantor Senior

Debt; provided that no failure to give such a notice shall have any effect whatsoever on the subordination provisions described herein.

          In the event that, notwithstanding the foregoing, the Guarantor shall make any payment to the Guarantee Trustee or any Holder prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known as set forth in Section 8.6, to the Guarantee Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Guarantor.

          The provisions of this Section shall not apply to any payment with respect to which Section 8.2 would be applicable.

          SECTION 8.4 Guarantee Trustee to Effectuate Subordination. Each Holder by his or her acceptance thereof authorizes and directs the Guarantee Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination provided in this Article and appoints the Guarantee Trustee as his or her attorney-in-fact for any and all such purposes.

          SECTION 8.5 No Waiver of Subordination Provisions. No right of any present or future holder of any Guarantor Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Guarantor with the terms, provisions and covenants of this Guarantee Agreement, regardless of any knowledge thereof that any such holder may have or be otherwise charged with.

          SECTION 8.6 Notice to Guarantee Trustee. The Guarantor shall give written notice as soon as commercially practicable to the Guarantee Trustee of any fact actually known to the Guarantor which would prohibit the making of any payment to or by the Guarantee Trustee in respect of the Guarantee Payments. Notwithstanding the provisions of this Article or any other provision of this Guarantee Agreement, the Guarantee Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Guarantee Trustee in respect of the Guarantee Payments, unless and until the Guarantee Trustee shall have received written notice thereof from the Guarantor or a Person representing itself as a holder of Guarantor Senior Debt or from any trustee, agent or representative therefor (whether or not the facts contained in such notice are true).

          SECTION 8.7 Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Guarantor referred to in this Article, the Guarantee Trustee, subject to the provisions of Article 3, and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which a Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Guarantee Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Guarantor Senior Debt and other indebtedness of the Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

          SECTION 8.8 Guarantee Trustee Not Fiduciary for Holders of Guarantor Senior Debt. With respect to the holders of the Guarantor Senior Debt, the Guarantee Trustee undertakes to perform or observe only such of its obligations and covenants as are set forth in this Article 8, and no implied covenants or obligations with respect to the holders of such Guarantor Senior Debt shall be read into this Guarantee Agreement against The Chase Manhattan Bank and/or the Guarantee Trustee. The Chase Manhattan Bank and/or the Guarantee Trustee shall not be deemed to owe any fiduciary duty to the holders of such Guarantor Senior Debt and, subject to the provisions of Section 3.2, neither the Guarantee Trustee nor The Chase Manhattan Bank shall be liable to the holder of any Guarantor Senior Debt if it shall pay over or deliver to Holders, the Guarantor, or any other person, money or assets to which any holder of such Guarantor Senior Debt shall be entitled by virtue of this Article 8 or otherwise.

          SECTION 8.9 Rights of Guarantee Trustee as Holder of Guarantor Senior Debt; Preservation of Guarantee Trustee's Rights. The Guarantee Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Guarantor Senior Debt which may at any time be held by it, to the same extent as any other holder of Guarantor Senior Debt, and, subject to the requirements of the Trust Indenture Act, nothing in this Guaranty Agreement shall deprive the Guarantee Trustee of any of its rights as such holder.

          SECTION 8.10 Certain Conversions or Exchanges Deemed Payment. For the purpose of this Article only, (a) the issuance and delivery of junior securities upon conversion or exchange of Debentures shall not be deemed to constitute a payment or distribution on account of the principal of (or premium, if any) or interest (including any Additional Interest) on the Debentures or on account of the purchase or other acquisition of Debentures, and (b) the payment, issuance or delivery of cash (including any payments for fractional shares), property or securities (other than junior securities) upon conversion or exchange of a Debenture shall be deemed to constitute payment on account of the principal of such security. For the purpose of this Section, the term "junior securities" means (i) shares of any stock of any class of the Guarantor and (ii) securities of the Guarantor which are subordinated in right of payment to all Guarantor Senior Debt which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Debentures which are so subordinated as provided in this Article.


                                  ARTICLE IX
                                 MISCELLANEOUS

          SECTION 9.1 Successors and Assigns. All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Preferred Securities then outstanding. Except in connection with a consolidation, merger or sale involving the Guarantor that is permitted under Article 8 of the Indenture and pursuant to which the assignee agrees in writing to perform the Guarantor's obligations hereunder, the Guarantor shall not assign its obligations hereunder.

          SECTION 9.2 Amendments. Except with respect to any changes which do not adversely affect the rights of the Holders in any material respect (in which case no consent of the Holders will be required), this Guarantee Agreement may only be amended with the prior approval of the Holders of not less than a Majority in Liquidation Amount of the Securities. The provisions of Article 6 of the Trust Agreement concerning meetings of the Holders shall apply to the giving of such approval. The Guarantor shall furnish the Guarantee Trustee with an Officers' Certificate and an Opinion of Counsel to the effect that any amendment of this Agreement is authorized and permitted and that all conditions precedent, if any, in this Guarantee Agreement, to the execution and delivery of such amendment have been satisfied.

          SECTION 9.3 Notices. Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, telecopied or mailed by first class mail as follows: (a) if given to the Guarantor, to the address set forth below or such other address as the Guarantor may give notice of to the Holders:

       Aluminum Company of America
       201 Isabella Street
       Pittsburgh, Pennsylvania 15212-5858
       Attention: Treasurer

          (b) if given to the Issuer, in care of the Guarantee Trustee, at the Issuer's (and the Guarantee Trustee's) address set forth below or such other address as the Guarantee Trustee on behalf of the Issuer may give notice of to the Holders:

       Alcoa Trust I
       c/o Aluminum Company of America
       201 Isabella Street
       Pittsburgh, Pennsylvania 15212-5858
       Attention: Treasurer

       with a copy to:

       The Chase Manhattan Bank
       450 West 33/rd/ Street, 15th Floor
       New York, New York 10001
       Attention: Global Trust Services

          (c) if given to any Holder, at the address set forth on the books and records of the Issuer.

          All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

          SECTION 9.4 Benefit. This Guarantee Agreement is solely for the benefit of the Holders and is not separately transferable from the Preferred Securities.

          SECTION 9.5 Interpretation. In this Guarantee Agreement, unless the context otherwise requires:

          (a) capitalized terms used in this Guarantee Agreement but not defined in the preamble hereto have the respective meanings assigned to them in
Section 1.1;

          (b) a term defined anywhere in this Guarantee Agreement has the same meaning throughout;

          (c) all references to "the Guarantee Agreement" or "this Guarantee Agreement" are to this Guarantee Agreement as modified, supplemented or amended from time to time;

          (d) all references in this Guarantee Agreement to Articles and Sections are to Articles and Sections of this Guarantee Agreement unless otherwise specified;

          (e) a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee Agreement unless otherwise defined in this Guarantee Agreement or unless the context otherwise requires;

          (f)   a reference to the singular includes the plural and vice versa;
and

          (g) the masculine, feminine or neuter genders used herein shall include the masculine, feminine and neuter genders.

          SECTION 9.6 Governing Law. THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITH OUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

          This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          THIS GUARANTEE AGREEMENT is executed as of the day and year first above written.


                              ALUMINUM COMPANY
                              OF AMERICA


                              By: ____________________________
                                  Name:
                                  Title:


                              THE CHASE MANHATTAN BANK
                              as Guarantee Trustee


                              By: ____________________________
                                  Name:
                                  Title:

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